Exhibit 4.9

EXECUTION VERSION

CASCADES INC.,

as Company

5.50% SENIOR NOTES DUE 2021

INDENTURE

Dated as of June 19, 2014

COMPUTERSHARE TRUST COMPANY OF CANADA

as Trustee

-i-

-ii-

-iii-

-iv-

This INDENTURE dated as of June 19, 2014, is among CASCADES INC., a corporation organized under the laws of the Province of Quebec, Canada (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto, and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada, as trustee (the “Trustee”).

All dollar amounts in this Indenture are expressed in Canadian dollars unless otherwise specified or the context requires otherwise. The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.50% Senior Notes due 2021 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means the Global Note or Global Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Assets” means:

(a)          any Property (other than cash, Temporary Cash Investments, securities and Capital Stock) to be owned by the Company or any Restricted Subsidiary in a Related Business (including any capital expenditures with respect to any Property already owned or to be owned);

(b)          Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; or

(c)          Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Related Business.

“Additional Notes” means any Notes (other than Initial Notes) issued under this Indenture in accordance with Section 2.02, Section 2.14 and Section 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)          any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals under law), or

(b)          any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1)          any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)          any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10 hereof;

(3)          any disposition effected in compliance with Section 5.01 hereof or constituting a Change of Control;

(4)          any disposition or series of related dispositions with an aggregate Fair Market Value and for net proceeds (exclusive of indemnities) of less than the greater of (x) $50.0 million and (y) 2.0% of Consolidated Net Tangible Assets;

(5)          sales, transfers or other distributions of Property, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the Property sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or Property (other than cash, except to the extent used as a bona fide means of equalizing the value of the Property involved in the asset swap transaction) of a nature or type that are used in, a business having Property of a nature or type, or engaged in a business similar or related to the nature or type of the Property, or businesses of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition;

(6)	the creation of any Permitted Lien;

(7)          any disposition of surplus, discontinued, obsolete or worn-out equipment or other immaterial assets or other personal Property that is no longer used or useful in the ongoing business of the Company and its Restricted Subsidiaries;

(8)          any surrender, waiver or settlement of contract rights or release of contract or tort claims;

(9)          any sale of cash or Temporary Cash Investments or the unwinding of any Hedging Obligations;

(10)        dispositions of receivables in connection with a sale or the compromise, settlement or collection thereof or in a bankruptcy or similar proceeding;

(11)        the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases, subleases or co-location agreements with respect to other property which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(12)	sales of interests in or assets of Unrestricted Subsidiaries;

(13)        any exchange or trade-in of equipment or other property by the Company or any Restricted Subsidiary in exchange for other equipment or property of a nature or type that is used or to be used in, the businesses of the Company and its Restricted Subsidiaries; provided that the Fair Market Value of the equipment or property received is at least as great as the Fair Market Value of the equipment or other property being exchanged or traded-in;

(14)	any sale of Receivables pursuant to a Qualified Receivables Transaction;

(15)        any disposition of Property by the Company or any Subsidiary in connection with the transfer of the Company’s Larochette mill to Reno de Medici S.p.A. or in connection with transactions relating to Boralex Inc., Reno de Medici S.p.A. or Cascades Recovery Inc.; and

(16)        any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)          if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b)          in all other instances the present value (discounted at the interest rate implicit in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing:

(a)          the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b)	the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partnership of such Person) or, in each case, any duly authorized committee.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City or Montreal.

“Canadian Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of Canada (including any agency or instrumentality thereof) for the payment of which the full faith and credit of Canada is pledged and which are not callable or redeemable at the issuer’s option.

“Canadian Resale Legend” means the legend set forth in Section 2.06(f)(i)(B) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP ; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock, limited liability company interests or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent such sale is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the total voting power of the Voting Stock of the Company; or

(b)          the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates, liquidates, dissolves, winds-up or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates, liquidates, dissolves, winds-up or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1)          the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2)          the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c)          the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any commodity futures contract, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement (including derivative agreements or arrangements) designed to protect such Person against fluctuations in commodity prices.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its Restricted Subsidiaries (based on the most recent quarterly or annual period for which the Company’s financial statements are publicly available) which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a)          all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(b)	all current maturities of long-term Debt.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a)          the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date to

(b)	Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1)	if

(A)         since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B)         the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, (except that in making such computation, the amount of Debt under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation); and

(2)	if

(A)         since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or other disposition or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related businesses or assets of a business,

(B)          the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale or other disposition, Investment or acquisition, or

(C)          since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale or other disposition, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale or other disposition, Investment or acquisition as if such Asset Sale or other disposition, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt). If any Debt bears interest, at the option of the Company or a Restricted Subsidiary, at a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Debt is being given pro forma effect, the interest expense with respect to such Debt shall be calculated for the entire period by applying such optional rate as shall be in effect as of the date of determination. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. In addition, in the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense, net of any interest income of the Company and its Restricted Subsidiaries and excluding interest expense relating to employee future benefits, of the Company and its Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries:

(a)          interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations;

(b)          amortization of debt discount and debt issuance cost excluding amortization of deferred and other financing fees; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c)	capitalized interest;

(d)          non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP);

(e)          commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f)           net payments associated with Interest Rate Agreements (including amortization of fees) provided, however, that if Interest Rate Agreements result in net receipts rather than net payments, such payments shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net payments are otherwise reflected in Consolidated Net Income;

(g)          Disqualified Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

(h)          Preferred Stock Dividends to the extent made to Persons other than the Company or a Restricted Subsidiary;

(i)	interest Incurred in connection with Investments in discontinued operations;

(j)           interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

(k)          the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries (determined in accordance with GAAP); provided, however, that there shall not be included in such Consolidated Net Income:

(a)          any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1)          subject to the exclusion contained in clause (c) below, the equity of the Company and its Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(2)          the equity of the Company and its Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b)          any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1)          subject to the exclusion contained in clause (c) below, the equity of the Company and its Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and

(2)          the equity of the Company and its Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c)          any gain (loss) realized upon the sale or other disposition of any Property of the Company or any of its Restricted Subsidiaries or any Permitted Joint Venture (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Receivables Transaction shall be deemed to be in the ordinary course), and fees and expenses relating to any sale or other disposition or acquisition of Property, regardless of whether such transaction is consummated;

(d)          the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs but excluding inventory) of the Company or any of its Restricted Subsidiaries or any Permitted Joint Venture incurred subsequent to the Issue Date (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed);

(e)          any extraordinary gain or loss (including fees and expenses relating to any event or transaction giving rise thereto);

(f)           any gain or loss arising from any refinancing, repurchase or extinguishment of Debt;

(g)          any unrealized gain or loss attributable to the movement in the mark to market valuation of Hedging Obligations, other derivative instruments and other items pursuant to GAAP;

(h)	the cumulative effect of a change in accounting principles;

(i)           any gain or loss arising from foreign currency fluctuations on foreign currency denominated Debt; and

(j)           any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, for purposes of Section 4.10 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to Section 4.10(a)(iii)(D) hereof. In addition, any cash payments made during such period in respect of non-cash charges or other items described above in this definition subsequent to the fiscal quarter in which the relevant non-cash charges were added back shall be deducted.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries (based upon the most recent quarterly or annual period for which the Company’s financial statements are publicly available) as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a)          the excess of cost over fair market value of assets or businesses acquired;

(b)          any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c)          unamortized debt discount and expenses and other unamortized deferred charges, good-will, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d)          minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e)	treasury stock; and

(f)           cash or securities set aside and held in a sinking or other similar fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee in the city of Montreal, which office at the date hereof is located at 1500, University St., Suite 700, Montréal, Québec H3A 3S8 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the Debt represented by:

(a)          one or more debt facilities, commercial paper facilities or instruments, in each case with banks or other lenders providing for revolving credit loans, term loans, letters of credit or debt securities, including, without limitation, the Amended and Restated Credit Agreement, dated as of February 10, 2011, among the Company, certain of its Subsidiaries, the lenders party thereto, The National Bank of Canada, as Administrative Agent and The Bank of Nova Scotia, as Collateral Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

(b)          any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative and/or Collateral Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Credit Facility or one or more other credit or other agreements or notes or other securities issued pursuant to indentures).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)	any indebtedness of any Person:

(1)	in respect of money borrowed, or

(2)          evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b)          all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c)          all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), but only to the extent that such purchase price is due more than six months after the date of placing such Property in service for taking delivery and title therein;

(d)          all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e)          the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)           all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)          all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h)          to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1)          zero if such Hedging Obligation has been Incurred pursuant to clause (v), (vi) or (vii) of Section 4.09(b) hereof; or

(2)          the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

Notwithstanding the foregoing, Debt shall not include (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, and (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Debt denominated in a foreign currency, for purposes of determining compliance with any Canadian-dollar denominated restriction on the Incurrence of such Debt under Section 4.09 hereof, the amount of such Debt shall be calculated based on the currency exchange rate in effect at the end of the most recent fiscal quarter for which financial statements have been made publicly available.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Noncash Consideration” means the fair market value of any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)          matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)          is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c)          is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), 91 days after the Stated Maturity of the Notes; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale or disposition (each as defined in a similar manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with Section 4.12; and such repurchase or redemption complies with Section 4.10.

Notwithstanding the foregoing, Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“EBITDA” means, for any period, an amount equal to, for the Company and its Restricted Subsidiaries:

(a)          the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1)          the provision for taxes based on income or profits or utilized in computing net loss; plus

(2)          Consolidated Interest Expense plus interest expense relating to employee future benefits; plus

(3)	depreciation; plus

(4)	amortization of intangibles; plus

(5)          the amount of any restructuring charges or reserves (which for the avoidance of doubt shall include severance contracts, termination costs (including pension settlement amounts)), including future lease commitments, costs to close or consolidate facilities and costs to relocate employees; and

(b)          any non-cash items decreasing Consolidated Net Income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(c)          all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it is expected to result in the receipt of cash payments in any future period), minus

(d)          any cash payments made during such period in respect of non-cash charges or other items described above in this definition subsequent to the fiscal quarter in which the relevant non-cash charges or other items were reflected in Consolidated Net Income

Notwithstanding the foregoing, the provision for taxes, depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fair Market Value” means, with respect to any Property, the price that would reasonably be expected to be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a)          if such Property has a Fair Market Value equal to or less than $50.0 million, by any Officer of the Company, or

(b)          if such Property has a Fair Market Value in excess of $50.0 million, by a Board Resolution of the Company.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of Canada or any province thereof, or the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in Canada, consistently applied, which are in effect from time to time, which as of the Issue Date are International Financial Reporting Standards.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means one or more global Notes registered in the name of the Depositary or its nominee issued in accordance with Article 2 hereof substantially in the form of Exhibit A hereto and bearing the Global Note Legend and including the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Government of Canada Rate” means the arithmetic average of the interest rates quoted to the Company by two major Canadian investment dealers designated by the Company being the annual yield to maturity, compounded semi-annually and calculated in accordance with generally accepted financial practice, which a non-callable actively traded Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on the date fixed for redemption having a maturity equal to the remaining term to maturity of the Notes.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)          to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase securities or to maintain financial condition or otherwise), or

(b)          entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1)	endorsements for collection or deposit in the ordinary course of business, or

(2)          a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“Income Tax Act” means the Income Tax Act (Canada).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09 hereof, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at its stated maturity.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing in Canada or the United States, provided that such firm or appraiser is not an Affiliate of the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $250,000,000.00 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of the Note.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than accounts receivable, trade credit or other advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.15 hereof and the definitions of “Restricted Payment” and “Unrestricted Subsidiary,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a)          the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)          the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investment Grade Status” shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from either of the Rating Agencies.

“Issue Date” means June 19, 2014.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City, Montreal, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a)          all legal, title, accounting and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

(b)          all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(c)          all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(d)          the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(e)          payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

“Non-Recourse Debt” means Debt:

(a)          as to which neither the Company nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender and

(b)          no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Debt (other than the Notes) of the Company or any

Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Offering Memorandum” means the final offering memorandum, together with the Canadian wrapper thereon, dated June 5, 2014, relating to and used in connection with the offering of the Initial Notes and the U.S. Notes.

“Officer” means the Chairman, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, Secretary, Assistant Secretary or any Vice President of the Company, or, in the event that the Company has no such officers, a person duly authorized under applicable law by the managers, members or a similar body to act on behalf of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to CDS Clearing and Depository Services Inc., shall include The Depository Trust Company, Euroclear and Clearstream.

“Permitted Asset Swap” means, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash, Temporary Cash Investments or Designated Noncash Consideration between the Company or any of the Restricted Subsidiaries and another Person; provided, that any cash or Temporary Cash Investments received shall, to the extent required, be applied in accordance with Section 4.12 hereof.

“Permitted Holders” means (i) each of Laurent Lemaire, Bernard Lemaire and Alain Lemaire; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of any Person referred to in clause (i) or of such spouse or siblings; (iii) in the event of the incompetence or death of any of the Persons referred to in clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Company; (iv) any trusts or foundations created for the sole benefit of any of the Persons referred to in clauses (i) through (iii) or any trust or foundation for the benefit of such trust or foundation; or (v) any Person of which any of the Persons referred to in clauses (i) through (iv) “beneficially owns” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis all the Voting Stock of such Person or is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs of such Person.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a)          any Investment existing on the Issue Date, including any Investment of any Subsidiary or joint venture at the time such Subsidiary or joint venture became a Subsidiary or joint venture and Investments to be made pursuant to binding commitments in effect on the Issue Date;

(b)          the Company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(c)          any Person if as a result of or in connection with such Investment such Person (i) becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor;

(d)	cash and Temporary Cash Investments;

(e)          receivables or advances owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g)          loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $10.0 million at any one time outstanding;

(h)          stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments, including as the result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

(i)           any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12 hereof or a transaction not constituting an Asset Sale by reason of the thresholds contained in clause (4) of the second paragraph in the definition of “Asset Sale”;

(j)	a lease, utility and other similar deposits in the ordinary course of business;

(k)          any assets or Capital Stock of any Person made out of the net cash proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in Section 4.10(a)(iii)(B) hereof at any one time outstanding;

(l)           Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by this Indenture;

(m)         any assets acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

(n)          purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases or intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;

(o)	Investments consisting of Guarantees permitted pursuant to Section 4.09 hereof;

(p)          Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (p) shall not exceed at any time outstanding the greater of $400.0 million or 10% of Consolidated Net Tangible Assets; and

(q)          other Investments made for Fair Market Value that do not exceed $100.0 million in the aggregate outstanding at any one time.

“Permitted Joint Venture” means any Person which is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Related Business, and the Capital Stock of which is owned by (x) the Company or its Restricted Subsidiaries, on the one hand, and (y) one or more Persons other than the Company or any Affiliate of the Company, on the other hand, provided that such Persons in the aggregate own at least 20% of such Capital Stock.

“Permitted Liens” means:

(a)          Liens in favor of the Company or any Subsidiary Guarantor;

(b)          Liens to secure Debt permitted to be Incurred under clause (ii) of Section 4.09(b) hereof;

(c)          Liens to secure Debt permitted to be Incurred under clause (iii) of Section 4.09(b) hereof; provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property subject to such transaction or acquired, constructed, improved or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(d)          Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e)          Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, landlords’, vendors’ or Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(f)           Liens in favor of customs and revenue authorities arising in the ordinary course of business and as a matter of law to secure payment of customs duties;

(g)          Liens arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of any judgment rendered against the Company or its Subsidiaries;

(h)          Liens granted in connection with a Qualified Receivables Transaction;

(i)           Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(j)           Liens on Property (together with general intangibles and proceeds relating to such property) at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(k)          Liens on the Property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(l)          pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(m)         utility easements, building restrictions, rights-of-ways, irregularities of title and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(n)          Liens to secure Hedging Obligations made in the ordinary course of business and not for the purpose of speculation to the extent otherwise permitted by this Indenture;

(o)          Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p)	Liens granted to secure the Notes pursuant to Section 4.11 hereof;

(q)          leases, licenses, subleases and sublicenses of assets (including without limitation, real property and intellectual property rights) in the ordinary course of business and which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(r)           Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (c), (j), (k) or (o) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)          the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (c), (j), (k) or (o) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)          an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

(s)          Liens not otherwise permitted by clauses (a) through (r) above encumbering Property having an aggregate Fair Market Value not in excess of the greater of (i) $150.0 million or (ii) 7.5% of Consolidated Net Tangible Assets.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)          such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)          the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2)          an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b)          the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c)          the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d)          such Debt shall not be senior in right of payment to the Debt that is being Refinanced,

provided, however, that Permitted Refinancing Debt shall not include:

(x)           Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y)          Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; provided that no such Predecessor Note shall be deemed to be outstanding at the same time as such particular Note.

“Preferred Stock” of any Person means any Capital Stock of such Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, (1) a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, or (2) otherwise a calculation made in good faith by the Board of Directors of the Company after consultation with the independent certified public accountants of the Company, as the case may be, which, in the event any acquisition or disposition of assets outside of the ordinary course of business is to be given pro forma effect, may reflect expense and cost reductions associated with any such acquisition or disposition that are reasonably identifiable, factually supportable and quantifiable and based on actions already taken or expected to be taken within 12 months and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)          consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b)          Incurred to finance the acquisition, construction, improvement or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets);

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Issuance” means a public or private issuance of common stock by the Company of at least $50.0 million to Persons who are not Subsidiaries of the Company.

“Qualified Receivables Transaction” means any transaction or series of transactions, including factoring arrangements, that may be entered into by the Company or any Restricted Subsidiary in connection with or reasonably related to a transaction or series of transactions in which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein which may be secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

“Rating Agencies” mean Moody’s and S&P.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Canadian Resale Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Related Business Assets” means assets (other than cash or Temporary Cash Investments) used or useful in a Related Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.12 and the definition of “Consolidated Interest Coverage Ratio”, Debt constituting revolving credit Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Responsible Officer,” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee who shall have direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means one or more 144A Global Notes and Regulation S Global Notes and any other Global Notes bearing the Private Placement Legend.

“Restricted Payment” means:

(a)          any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, and except for pro rata dividends or other distributions made by a Subsidiary that is not a wholly owned subsidiary to minority stockholders;

(b)          the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c)          the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (x) the purchase, repurchase or other acquisition of any

Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (y) Debt permitted to be Incurred under Section 4.09(b)(iv); or

(d)	any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business of Standard & Poor’s Ratings Services.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Special Purpose Vehicle” means a bankruptcy remote entity or trust or other special purpose entity which is formed by the Company, any Subsidiary of the Company or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Receivables Transaction or other similar transactions of Receivables, including factoring arrangements, or other similar or related assets.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligations” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, means any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock or other interests (including partnership interests) is at the time owned or controlled, directly or indirectly, by:

(a)	such Person,

(b)	such Person and one or more Subsidiaries of such Person, or

(c)	one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to Article 10 hereof and any additional Guarantee of the Notes to be delivered pursuant to a supplemental indenture by any Subsidiary of the Company pursuant to Section 4.17 hereof.

“Subsidiary Guarantor” means each Canadian and U.S. Restricted Subsidiary in existence on the Issue Date and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.17 hereof or who otherwise executes and delivers a supplemental indenture substantially in the form of Exhibit D hereto to the Trustee providing for a Subsidiary Guarantee.

“Surviving Person” means the surviving Person formed by a merger, consolidation, liquidation, dissolution, winding-up or amalgamation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Temporary Cash Investments” means:

(a)          Investments in U.S. and Canadian Government Obligations, in each case maturing within 365 days of the date of acquisition thereof;

(b)          Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued or guaranteed by a bank or trust company organized under the laws of the United States of America or Canada or any state or province, as the case may be, or the District of Columbia or any U.S. or Canadian branch of a foreign bank having, at the date of acquisition thereof, combined capital, surplus and undivided profits aggregating in excess of US$250.0 million and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act));

(c)          repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1)	a bank meeting the qualifications described in clause (b) above, or

(2)          any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)          Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act)) or, with respect to commercial paper issued in Canada by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of Canada, having a rating at the time as of which any Investment therein is made of “R-1” (or higher) according to Dominion Bond Rating Service Limited;

(e)          direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America, any province of Canada or any foreign country recognized by the United States or any political subdivision of any such state, province or foreign country, as the case may be (including any agency or instrumentality thereof), for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1)         the long-term debt of such state, province or country is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act)), and

(2)         such obligations mature within one year of the date of acquisition thereof; and

(f)           Investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Leverage Ratio” means, as of any date of determination, the ratio of:

(a)          the total Debt of the Company as of such date, to

(b)          the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to such determination date.

in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio (including, for avoidance of doubt, adjustments contemplated within the definition of “pro forma”).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument or any successor Trustee that shall have become such pursuant to the applicable provisions of this Indenture.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)          any Subsidiary of the Company that is designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.15 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)          any Subsidiary of an Unrestricted Subsidiary.

“U.S. Notes” means the C$550,000,000 aggregate principal amount of 5.50% senior notes due 2022 issued on the date hereof pursuant to that certain indenture dated as of the date hereof among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02.        Other Definitions.

Defined in
Term	Section

“Acceleration Notice”	6.02
“Additional Amounts”	4.19
“Affiliate Transaction”	4.14
“Allocable Excess Proceeds”	4.12
“Asset Sale Offer”	3.09
“Base Currency”	12.12
“Benefited Party”	10.01
“CDS”	2.03
“Change of Control Offer”	4.16
“Change of Control Payment Date”	4.16
“Change of Control Purchase Price”	4.16
“Covenant Defeasance”	8.03
“Company”	Preamble
“defeasance trust”	8.04
“Event of Default”	6.01
“Excess Proceeds”	4.12
“Excluded Holder”	4.19
“First Currency”	12.13
“judgment currency”	12.12
“Legal Defeasance”	8.02
“losses”	7.06
“Notes	Preamble
“Offer Amount”	3.09
“Offer Period”	3.09
“Other Currency”	12.13
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Purchase Date”	3.09
“rate(s) of exchange”	12.12
“Registrar”	2.03
“retiring Trustee”	7.08

Defined in
Term	Section

“Security Register”	4.16
“Tax Jurisdiction”	4.19
“Taxes”	4.19
“Trustee”	Preamble
“Written Order”	2.02

Section 1.03.        Rules of Construction.

(a)          Unless the context otherwise requires:

(i)          a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)          “or” is not exclusive;

(iv)          words in the singular include the plural, and in the plural include the singular;

(v)         all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed or as amended pursuant to and in accordance with Article 9 hereof;

(vi)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)          “including” means “including without limitation”;

(viii)          provisions apply to successive events and transactions; and

(ix)          references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE 2.

THE NOTES

Section 2.01.        Form and Dating.

(a)          General. The Notes and the Trustee’s certification thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its certification. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)          Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend provided in Section 2.06(b)(f)(ii) hereof and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend provided in Section 2.06(f)(ii) hereof and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)          Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

(e)          Certificated Securities. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under this Section 2.01, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company order for the certification and delivery of Definitive Notes, will certify and deliver Definitive Notes, in authorized denominations, in an aggregate principal amount and like terms and tenor equal to the principal amount of the Global Notes in exchange for such Global Notes.

The Company may at any time and in its sole discretion determine that Global Notes shall no longer be represented by such Global Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company order for the certification and delivery of Definitive Notes of the same terms and tenor, will certify and deliver Definitive Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

If specified by the Company pursuant to Section 2.06 with respect to Global Notes, the Depositary may surrender Global Notes in exchange in whole or in part for Definitive Notes and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of a Company order for the certification and delivery of Definitive Notes, shall certify and deliver, without service charge to the holders:

(i)          to each Person specified by such Depositary a new Definitive Note or Notes of the same tenor, in authorized denominations, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note; and

(ii)          to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the Definitive Notes delivered to holders pursuant to clause (i) above.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Notes to or as directed by the Persons in whose names such Notes are so registered or to the Depositary.

Section 2.02.         Execution and Certification.

(a)          One Officer shall sign the Notes for the Company by manual, facsimile or portable document format signature.

(b)          If an Officer whose signature is on a Note no longer holds that office at the time a Note is certified, the Note shall nevertheless be valid.

(c)          A Note shall not be valid until certified by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been certified under this Indenture.

(d)          The Trustee shall, upon a written order of the Company signed by an Officer (a “Written Order”), certify Notes for original issue.

(e)          The Trustee may appoint a certification agent acceptable to the Company to certify Notes. Unless otherwise provided in the appointment, a certification agent may certify Notes whenever the Trustee may do so. Each reference in this Indenture to certification by the Trustee includes certification by such agent. A certification agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company or any of their respective Subsidiaries.

(f)           The Company may issue Additional Notes from time to time after the offering of the Initial Notes. The issuance of Additional Notes will be subject to the provisions of Section 4.09 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03.        Registrar and Paying Agent.

(a)          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar may appoint one or more co-registrars and the Company may appoint one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)          The Company initially appoints CDS Clearing and Depository Services Inc. (“CDS”) to act as Depositary with respect to the Global Notes.

(c)          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

Section 2.04.        Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee, the Company or a Subsidiary to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06.        Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes only if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and, in either case, a succes-

sor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) an Event of Default entitling the Holders to accelerate shall have occurred and be continuing and the Registrar has received a written request from the Depositary to issue Definitive Notes. Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note certified and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be certified and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (g) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and applicable Canadian law. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)          Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and applicable Canadian securities law, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii)          Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Written Order in accordance with Section 2.02 hereof, the Trustee shall certify one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

(v)         Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall certify and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall certify and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)          if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(ii)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)         if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)         Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)          Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Written Order in accordance with Section 2.02 hereof, the Trustee shall certify one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)           Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)          Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)         Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of Unrestricted Definitive Notes. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)          Private Placement Legend.

(A)         Except as permitted by clause (B) below, each Global Note (other than the Regulation S Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

“THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S (PROVIDED THAT SUCH NON-U.S. PERSONS AGREE NOT TO RESELL OR OTHERWISE TRANSFER THE SECURITIES IN CANADA OR FOR THE BENEFIT OF A CANADIAN RESIDENT, EXCEPT IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS), (E) TO AN ‘ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF US$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY

OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

“IN CANADA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE OCTOBER 20, 2014.”

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend; provided, however that any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 2.06 shall, if issued before the date that is four months and one day after the date of original issuance of the Note, bear a legend in substantially the following form:

“CANADIAN RESALE LEGEND:

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE OCTOBER 20, 2014.”

(ii)          Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO CASCADES INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(g)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of a Written Order in accordance with Section 2.02, the Trustee shall certify Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)          No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.16 and 9.05 hereof).

(iii)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)         Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(v)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi)         The Trustee shall certify Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or portable document format.

(viii)       The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(ix)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.        Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue, and the Trustee, upon receipt of a Written Order, shall certify, a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any certification agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Any replacement Note certified and delivered pursuant to this Section in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the mutilated, lost, destroyed or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.        Outstanding Notes.

(a)          The Notes outstanding at any time are all the Notes certified by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

(b)          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.        Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare, and the Trustee, upon receipt of a Written Order, shall certify, temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall certify Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.        Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar, or the Paying Agent, upon direction by the Company, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) or return them to the Company. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.        Payment of Interest; Defaulted Interest.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver or cause to be mailed or delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, the Company may make payment in cash of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.13.        CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14.        Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)          the aggregate principal amount of such Additional Notes to be certified and delivered pursuant to this Indenture;

(b)          the issue price, the issue date and the CUSIP number of such Additional Notes; and

(c)          whether such Additional Notes shall be subject to restrictions on transfer.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01.        Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Notes, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date unless a shorter notice shall be satisfactory to the Trustee, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Any such notice may be cancelled at any time prior to notice of such redemption being mailed or delivered to any Holder and shall, therefore, be void and of no effect.

Section 3.02.        Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with any applicable depositary and legal requirements and the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, at random or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption at random, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.        Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or deliver, or cause to be mailed or delivered, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)          the redemption date;

(b)          the redemption price or if the redemption is made pursuant to Section 3.07(b) a calculation of the redemption price;

(c)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)          the name and address of the Paying Agent;

(e)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)          the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)          in the case of a redemption being made by a Restricted Subsidiary, the name of such Restricted Subsidiary making the redemption; and

(i)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

The Company shall, or, at the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or a shorter notice shall be satisfactory to the Trustee, prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.        Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.        Deposit of Redemption Price.

On or before 11:00 a.m. New York City time on any redemption date, the Company shall deposit, or cause to be deposited, with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes (or portions of Notes) to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.        Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of a Written Order in accordance with Section 2.02 hereof, the Trustee shall certify for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.        Optional Redemption.

(a)          The Company may choose to redeem the Notes at any time. If it does so, it may redeem all or any portion of the Notes at once or over time, after giving the required notice hereunder. To redeem the Notes prior to July 15, 2017 the Company must pay a redemption price equal to the greater of:

(i)          100% of the principal amount of the Notes to be redeemed, and

(ii)          the sum of the present values of (1) the redemption price of the Notes at July 15, 2017 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to July 15, 2017 but excluding accrued and unpaid interest to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 365-day year using the actual number of days in the period), at the Government of Canada Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any notice to Holders of Notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date.

(b)          Beginning on July 15, 2017, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture, at the redemption prices set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price

2017	104.125%
2018	102.750%
2019	101.375%
2020 and thereafter	100.000%

(c)          In addition, at any time and from time to time, prior to July 15, 2017, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including Additional Notes) with the proceeds of one or more Qualified Equity Issuances, at a redemption price equal to 105.50% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including Additional Notes) remains outstanding. Any such redemption shall be made within 180 days of such Qualified Equity Issuance upon not less than 30 days’ nor more than 60 days’ prior notice.

(d)          The Company may at any time redeem, in whole but not in part, the outstanding Notes (upon giving notice in accordance with this Indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, the Company has become or would become obligated to pay any Additional Amounts in respect of the Notes, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced and is effective on or after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).

(e)          Notwithstanding the foregoing, the Company may elect to effect any redemption pursuant to this Section 3.07 directly or through a Restricted Subsidiary.

Section 3.08.        Mandatory Redemption.

Except as set forth in Sections 4.12 and 4.16 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.        Offer To Purchase by Application of Excess Proceeds.

(a)          In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.

(b)          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of the Asset Sale Offer, the Company shall deliver a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

 (i)          that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)          the Offer Amount, the purchase price and the Purchase Date;

(iii)         that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv)          that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v)         that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 or integral multiples of $1,000 in excess thereof;

(vi)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)          that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)          that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and

(ix)           that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a Written Order in accordance with Section 2.02 hereof from the Company, shall certify and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01.        Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest on any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 365-day year and will be payable in equal semi-annual payments.

Section 4.02.        Maintenance of Office or Agency.

(a)          The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

Section 4.03.        Reports.

(a)          The Company shall deliver to the Trustee, no later than fifteen (15) calendar days after the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file or otherwise files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and obtained confidential treatment by the Commission; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the Commission through the Commission’s EDGAR database. In the event the Company is at any time while any Notes are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and no longer files reports thereunder, the Company shall continue to provide to the Trustee and, upon request, to each Holder, no later than fifteen (15) calendar days after the date the Company would have been required to file the same with the Commission, the reports the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such sections.

(b)          For so long as any Notes remain outstanding and the Company does not have or shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or is not or shall cease to be subject to Section 15(d) of the Exchange Act and no longer files reports thereunder, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided that each such report requested will be deemed delivered if the Company files such report with the Commission through the Commission’s EDGAR database.

(c)          Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not have any responsibility to determine whether such posting of reports with the Commission has occurred. In addition, the Company will promptly notify the Trustee of any change in the Company’s status as a reporting company under Section 13 or 15(d) of the Exchange Act.

Section 4.04.        Compliance Certificate.

(a)          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate (which shall be signed by the principal executive, financial or accounting officer of the Company) stating that in the course of performing their duties as Officers of the Company a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)          The Company shall promptly deliver to the Trustee, after becoming aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time (or both) would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, that no notice need be delivered under this Section 4.04(c) if the event that with the giving of notice and the lapse of time would become an Event of Default has been cured prior to the time delivery of notice would have otherwise been required.

Section 4.05.        Taxes.

The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders, unless despite such contestation, the Company or any of its Restricted Subsidiaries is nonetheless required to pay such taxes, assessments, or governmental levies under applicable law.

Section 4.06.        Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.        Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not materially adverse to the Holders of the Notes or such action is otherwise permitted by this Indenture.

Section 4.08.        Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.        Limitation on Debt.

(a)          The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(i)          such Debt is Debt of the Company or a Restricted Subsidiary and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00; provided that Restricted Subsidiaries that are not Subsidiary Guarantors may incur Debt to the extent Debt incurred and outstanding under this clause (i) does not exceed $100.0 million, or

(ii)          such Debt is Permitted Debt.

(b)          The term “Permitted Debt” means:

(i)          (1) Debt of the Company evidenced by the “Initial Notes and the U.S. Notes and (2) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guarantees relating to the Initial Notes and subsidiary guarantees relating to the U.S. Notes;

(ii)          Debt of the Company, a Subsidiary Guarantor, a Foreign Subsidiary that is a Restricted Subsidiary under a Credit Facility; provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Debt Incurred pursuant to this clause (ii) and then outstanding shall not exceed the greatest of (i) $1,000.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facility, and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to Section 4.12 hereof, (ii) an aggregate amount equal to (x) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which financial statements are publicly available prior to the date of such incurrence multiplied by (y) 3.50 and (iii) the sum of (A) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries, (B) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, and (C) $250.0 million, in each case determined on a consolidated basis as of the most recently ended annual or quarterly period of the Company for which financial statements of the Company are publicly available;

(iii)         Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations, Purchase Money Debt or Sale and Leaseback Transactions, provided that:

(A)         the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed, leased or sold, and

(B)          the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed the greater of (x) $150.0 million and (y) 7.5% of Consolidated Net Tangible Assets;

(iv)         Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is the obligor on any such Debt Incurred after the Issue Date, then such Debt is expressly subordinated by its terms to the prior payment in full in cash of the Notes or the Subsidiary Guarantees, as the case may be; provided further, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(v)          Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by this Section 4.09;

(vi)         Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(vii)        Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(viii)       Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(ix)          Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (b)(i) through (viii) above;

(x)           Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt and the application of proceeds therefrom, (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a)(i) of this Section 4.09 or (ii) the Consolidated Interest Coverage Ratio would be equal to or greater than such ratio immediately prior to such transaction;

(xi)          Debt of the Company or a Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by and in accordance with the provisions of this Indenture;

(xii)         Debt of the Company or a Restricted Subsidiary evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries in lieu of any cash payment permitted to be made under Section 4.10(b)(vi) hereof;

(xiii)        Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary that the Company or the Restricted Subsidiary making such Guarantee is otherwise permitted under this Indenture and Guarantees by the Company or any Restricted Subsidiary of Debt of a Permitted Joint Venture constituting a Permitted Investment pursuant to clause (p) of such definition;

(xiv)       Debt of the Company or a Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds, provided such Debt is extinguished within five Business Days of the Company or Restricted Subsidiary receiving notice;

(xv)        Debt consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(xvi)       Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $150.0 million and (y) 6.0% of Consolidated Net Tangible Assets;

(xvii)      Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a)(i) of this Section 4.09 and clauses (b)(i), (ix) and (x) above; provided, however, that in the case of any Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary Incurred pursuant to Section 4.09(b)(ix) hereof, the obligee of such Permitted Refinancing Debt shall be either the Company or a Restricted Subsidiary or if the original obligee of the Debt being Refinanced was the Company or a Subsidiary Guarantor then the obligee of such Permitted Refinancing Debt shall be either the Company or a Subsidiary Guarantor; and

(xviii)           Debt in connection with a Qualified Receivables Transaction.

(c)          Notwithstanding anything to the contrary contained in this Section 4.09, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt will be deemed not to be an Incurrence of Debt for purposes of this Section 4.09.

(d)          For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (xviii) of this Section 4.09 or is entitled to be incurred pursuant to clause (a)(i) of this Section 4.09, the Company shall, in its sole discretion, classify in whole or in part (or later reclassify in whole or in part) such item of Debt in any manner that complies with this Section 4.09.

(e)          For purposes of determining compliance with any Canadian dollar denominated restriction or amount, the Canadian dollar equivalent principal amount thereof denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in this Indenture, no restriction or amount will be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 4.10.        Limitation on Restricted Payments.

(a)          The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(i)          a Default or Event of Default shall have occurred and be continuing,

(ii)          the Company could not Incur at least $1.00 of additional Debt pursuant to clause (a)(i) of Section 4.09 hereof, and

(iii)          the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(A)         50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2014 to the end of the most recent annual or quarterly period for which financial statements have been made publicly available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(B)         100% of Capital Stock Sale Proceeds, plus

(C)         the sum of:

(1)         the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(2)         the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (1) or (2):

(x)          any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y)         the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

(D)         an amount equal to the sum of:

(1)         the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments, forgiveness or cancellation of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

(2)         the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, and

(3)         to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Investment (less the cost of disposition, if any), plus

(E)          $50.0 million.

(b)          Notwithstanding the foregoing limitation, the Company and Restricted Subsidiaries, as applicable, may:

(i)          pay dividends or distributions on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends or distributions could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or distribution shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(ii)          purchase, repurchase, redeem, defease, acquire or retire for value any (i) Capital Stock of the Company, any Restricted Subsidiary or any Permitted Joint Venture, or (ii) Subordinated Obligations, in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(A)         such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above and

(B)          the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to Section 4.10(a)(iii)(B) above;

(iii)         purchase, repurchase, redeem, defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(iv)         make an Investment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that the Investment is made within 90 days from the date in which the Company or the Restricted Subsidiary Incurs the commitment; and provided further, however, that all commitments Incurred and outstanding and not terminated shall be treated as if such commitments were Restricted Payments expended by the Company or the Restricted Subsidiary at the time the commitments were Incurred;

(v)          the repurchase of equity interests of the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of equity interests to pay the exercise price of such options; provided however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(vi)         repurchase, redeem or retire for value any Capital Stock of the Company or any of its Subsidiaries from current or former employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former employees), pursuant to the terms of agreements (including employment agreements, employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that:

(A)         the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year, with unused amounts carried over to the next calendar year subject to a maximum of $15.0 million in any calendar year; and

(B)          at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(vii)        pay dividends or distributions in the ordinary course of business on the Company’s outstanding Capital Stock or Preferred Stock or make open market purchases of shares of the Company’s outstanding Capital Stock pursuant to stock buyback programs approved by the Board of Directors of the Company, in an amount which, when combined with all such dividends, distributions and purchases, does not exceed $50.0 million in the aggregate in any calendar year, with unused amounts carried over to the succeeding calendar year, subject to a maximum of $75.0 million in any calendar year; such $25.0 million increase allowed only if the pro forma Consolidated Interest Coverage Ratio is at least 2.00 to 1.00; provided, however, that at the time of such dividend, distribution or purchase,

(A)         the Company could Incur at least $1.00 of additional Debt pursuant to clause (a)(i) of Section 4.09 hereof, after giving pro forma effect to such dividend or distribution; and

(B)          no Default or Event of Default shall have occurred and be continuing (or result therefrom);

provided further, however, that such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(viii)       purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.12 hereof, provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(ix)          purchase or redeem any Subordinated Obligations, to the extent required by the terms of such Debt following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above;

(x)           other Restricted Payments in an aggregated amount not to exceed $150.0 million since the Issue Date; provided, however, that at the time of such payment of such dividend or distribution, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above; and

(xi)          any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Company’s Total Leverage Ratio does not exceed 3.50 to 1.00; provided, however, that at the time of such payment of such dividend or distribution, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.10(a)(iii) above.

Section 4.11.         Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Obligations, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt so secured is expressly subordinated to the Notes, then the Lien securing such Debt shall be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees.

Section 4.12.         Limitation on Asset Sales.

(a)         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i)           the Company or such Restricted Subsidiary receives consideration, including the relief of liabilities, at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(ii)         except in the case of a Permitted Asset Swap, at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Temporary Cash Investments.

Solely for the purposes of clause (a)(ii) of this Section 4.12, the following will be deemed to be cash:

(A)         the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities;

(B)         any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such Purchaser to the extent they are promptly converted or monetized by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or by their terms mature or are otherwise to be converted into cash within 180 days; and

(C)         any Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) (and not subsequently converted into cash or Temporary Cash Investments that are treated as Net Available Cash), does not exceed the greater of (1) $150.0 million and (2) 5.0% of the Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)         The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt) to any of the following uses:

(i)         to Repay

(A)         Debt of the Company or any Restricted Subsidiary that is secured by the Property subject to such Asset Sale (excluding any Debt owed to the Company or an Affiliate of the Company) and/or

(B)         Debt under the Credit Facility; or

(ii)         to invest or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

(iii)          to make capital expenditures to improve existing assets.

Notwithstanding the foregoing, (i) any investment in Additional Assets within 180 days prior to an Asset Sale, shall be deemed to satisfy clause (b)(ii) above with respect to any such Asset Sale and (ii) any capital expenditure made to improve existing assets within 180 days of an Asset Sale shall be deemed to satisfy clause (b)(iii) above with respect to any Asset Sale.

(c)          Any Net Available Cash from an Asset Sale not applied in accordance with clause (b) of this Section 4.12 within 450 days from the date of the receipt of such Net Available Cash, or such shorter period which the Company determines or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 450-day period and that shall not have been completed or abandoned shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 450 days from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

(d)          When the aggregate amount of Excess Proceeds exceeds $150.0 million (not taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an Asset Sale Offer, which offer shall be in the amount of the Allocable Excess Proceeds (as defined below), on a pro rata basis, according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds will be reset to zero.

(e)          The term “Allocable Excess Proceeds” shall mean the product of:

(i)           the Excess Proceeds and

(ii)         a fraction,

(A)         the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

(B)         the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales substantially similar to this Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Asset Sale Offer.

(f)          Within five business days after the Company is obligated to make an Asset Sale Offer as described in clause (d) of this Section 4.12, the Company shall deliver a written notice to the Holders of Notes, with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is delivered.

(g)          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any repurchase of Notes pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

Section 4.13.         Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(i)          pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(ii)         make any loans or advances to the Company or any other Restricted Subsidiary or

(iii)        transfer any of its Property to the Company or any other Restricted Subsidiary.

(b)          The foregoing limitations will not apply:

(i)          with respect to clauses (a)(i), (ii) and (iii), to restrictions:

(A)        in effect on the Issue Date, including, without limitation, restrictions pursuant to the Notes, this Indenture, the indenture dated as of the date hereof governing the U.S. Notes, the indentures governing the Company’s notes outstanding on the Issue Date and the Credit Facility or pursuant to a credit agreement or credit agreements which may be entered into after the Issue

Date under which one or more Foreign Subsidiaries that are Restricted Subsidiaries can Incur Debt so long as such Debt is Incurred pursuant to Section 4.09(b)(ii) hereof and, as determined in good faith by the Company, that are no more restrictive, taken as a whole, than those contained in the Credit Facility on the Issue Date,

(B)         relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

(C)         that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, provided such restrictions taken as a whole, as determined in good faith by the Company, are no less favorable to the Holders than those under the agreement evidencing the Debt so Refinanced,

(D)         arising in connection with a Qualified Receivables Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle), or

(E)         existing under or by reason of applicable law, and

(ii)         with respect to clause (a)(iii) only, to restrictions:

(A)         relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Sections 4.09 and 4.11 hereof, that limit the right of the debtor to dispose of the Property securing such Debt,

(B)         encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

(C)         resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D)         that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

(E)         that constitute customary restrictions contained in joint venture agreements entered into in good faith and not otherwise prohibited under this Indenture, or

(F)         existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture.

Section 4.14.         Limitation on Affiliate Transactions.

(a)          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate payments or value in excess of $25.0 million (an “Affiliate Transaction”), unless:

(i)          the terms of such Affiliate Transaction, taken as a whole, are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction at the time of the transaction with a Person that is not an Affiliate of the Company,

(ii)         if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Board of Directors of the Company, (including at least a majority of the disinterested members of the Board of Directors of the Company) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(i) of this Section 4.14 as evidenced by a Board Resolution delivered to the Trustee, and

(iii)         if such Affiliate Transaction involves aggregate payments or value in excess of $75.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

(b)          Notwithstanding (and without the need to comply with) the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(i)          any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that if one of the parties to such transaction or series of transactions is a Restricted Subsidiary that is not a Subsidiary Guarantor, no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of such Restricted Subsidiary is owned by a stockholder of the Company that is an Affiliate;

(ii)         any Restricted Payment permitted to be made pursuant to Section 4.10 hereof, or any Permitted Investment;

(iii)         any disposition of Property of the Company or any Subsidiary in connection with the Company’s Larochette mill to Reno de Medici S.p.A.;

(iv)        the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, whether in cash, securities or otherwise, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(v)         loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $10.0 million in the aggregate at any one time outstanding;

(vi)        the issuance or sale of any Capital Stock (other than Disqualified Capital Stock) of the Company;

(vii)        transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to agreements in existence on the date of this Indenture) and otherwise in compliance with the terms of this Indenture and, taken as a whole, are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to be obtained in a comparable arm’s-length transaction at the time of the transaction with a Person that is not an Affiliate of the Company;

(viii)        payments or other transactions pursuant to any tax-sharing agreement approved by the Board of Directors of the Company and entered into in good faith between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

(ix)         payments from Affiliates to the Company or a Restricted Subsidiary for operational, management and financial services pursuant to agreements that are on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(x)          any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Receivables Transaction; and

(xi)         director and officer indemnification agreements entered into in good faith and approved by the Board of Directors of the Company.

Section 4.15.         Designation of Restricted and Unrestricted Subsidiaries.

(a)          The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if such designation is permitted under Section 4.10 and the Subsidiary to be so designated:

(i)          has no Debt other than Non-Recourse Debt;

(ii)         is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iii)        has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries.

(b)          Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if (1) either of the requirements set forth in Sections 4.15(d) (x) and (y) shall not be satisfied after giving pro forma effect to such classification, (2) if such Person is a Subsidiary of an Unrestricted Subsidiary, or (3) unless the Company elects otherwise, such Subsidiary is formed and exists solely for the purpose of effecting a transaction or series of transactions otherwise permitted by this Indenture and such Subsidiary will be merged, consolidated, liquidated, dissolved, wound-up or amalgamated into the Company or a Restricted Subsidiary as part of such transaction or series of transactions.

(c)          Except as provided in the first sentence of clause (b) of this Section 4.15, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.15, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

(d)          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x)          the Company could Incur at least $1.00 of additional Debt pursuant to clause (a)(i) of Section 4.09 hereof, and

(y)          no default or Event of Default shall have occurred and be continuing or would result therefrom.

(e)          Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers’ Certificate that:

(1)         certifies that such designation or redesignation complies with the preceding provisions, and

(2)         gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

(f)          As of the Issue Date, the Board of Directors of the Company has designated Cascades Recovery Inc., Greenpac Holding LLC (and its direct parent holding company), Reno de Medici S.p.A. and Norcan Flexible Packing Inc. (and their respective Subsidiaries) as Unrestricted Subsidiaries.

Section 4.16.         Repurchase at the Option of Holders Upon a Change of Control.

(a)          Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price, in cash (the “Change of Control Purchase Price”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the purchase date (subject to the right of Holders on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date (as defined below)). Each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to such offer.

Within 30 days following any Change of Control, unless the Company has mailed or delivered a redemption notice with respect to all of the outstanding Notes in accordance with Section 3.07, the Company shall:

(i)          cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and

(ii)         deliver, with a copy to the Trustee, to each Holder of Notes, at such Holder’s address appearing in the securities register maintained in respect of the Notes by the Registrar (the “Security Register”), a notice stating:

(A)         that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes timely tendered will be accepted for repurchase;

(B)         the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(C)         the circumstances and relevant facts regarding the Change of Control; and

(D)         the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16 or other provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

(b)          On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)          accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)         deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)        deliver or cause to be delivered to the Trustee or Paying Agent, on its behalf, the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being tendered and purchased by the Company.

The Paying Agent shall promptly mail or deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly certify and mail or deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c)          If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered, at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

(d)          The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Indenture are applicable. This Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

(e)          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.17.         Future Subsidiary Guarantors.

The Company shall cause each Person that becomes a Canadian or U.S. Restricted Subsidiary, excluding any Special Purpose Vehicle, following the Issue Date to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto providing a Subsidiary Guarantee within 30 days after such time such Person becomes a Canadian or U.S. Restricted Subsidiary; provided, however, that if any such Canadian or U.S. Restricted Subsidiary has assets or annual revenues, in each case, of less than $5.0 million individually (and $15.0 million in the aggregate in respect of all Restricted Subsidiaries), and in each case, does not Guarantee or Incur Debt under any Credit Facility or any capital markets debt, issued after the Issue Date, such Restricted Subsidiary shall not be required to provide a Subsidiary Guarantee.

Section 4.18.         Covenant Termination.

(a)          All of the covenants set forth in Article 4 hereof shall be applicable to the Company and its Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and its Restricted Subsidiaries shall be released from their obligations to comply with Sections 4.09, 4.10, 4.12, 4.13, 4.14 and 4.16 but shall remain obligated to comply with the following:

(i)           Sections 4.01 through 4.08;

(ii)          Section 4.11;

(iii)         Section 4.15 (other than clause (x) of Section 4.15(d) (and such clause (x) as referred to in Section 4.15(b)(1)));

(iv)         Section 4.17; and

(v)          Section 4.19.

(b)          The Company and the Subsidiary Guarantors shall also, upon reaching Investment Grade Status, remain obligated to comply with Section 5.01 (other than clauses (a)(v) and (b)(v) thereunder).

(c)          The Company shall notify the Trustee upon reaching Investment Grade Status.

Section 4.19.         Additional Amounts.

(a)          Payments made by the Company under or with respect to the Notes or any of the Subsidiary Guarantors with respect to any Subsidiary Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge (“Taxes”) unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or any Subsidiary Guarantor is at any relevant time organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company or any Subsidiary Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by the Company under or with respect to the Notes or any of the Subsidiary Guarantors with respect to any Subsidiary Guarantee, the Company or the relevant Subsidiary Guarantor, as applicable, will pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the applicable beneficial owner (including the Additional Amounts) after such withholding or deduction (including any such withholding or deduction in respect of Additional Amounts) will equal the amount such beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment to a Holder or beneficial owner of the Notes (an “Excluded Holder”):

(i)          in respect of Canadian Taxes imposed because the Company does not deal at arm’s-length (within the meaning of the Income Tax Act) with such Holder at the time of making such payment,

(ii)         which is subject to such Taxes by reason of its being connected with a relevant Tax Jurisdiction or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments in respect of, or enforcement of, such Note or a Subsidiary Guarantee,

(iii)        which failed to comply with a timely request of the Company to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, Taxes imposed by a relevant Tax Jurisdiction to which such Holder or beneficial owner is entitled,

(iv)        with respect to any estate, inheritance, gift, sales, transfer or similar Taxes,

(v)         where the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented such Notes for payment within 30 days after the date on which such payment on such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had such Notes been presented on the last day of such 30-day period),

(vi)        in respect of Canadian Taxes imposed because such payment is deemed (under subsection 214(16) of the Income Tax Act) to be a dividend paid by the Company to a Holder that is a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act), or

(vii)       any combination of the above clauses in this proviso.

(b)          If it is the applicable withholding agent, the Company or the relevant Subsidiary Guarantor shall also:

(i)          make such withholding or deduction, and

(ii)         remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(c)          The Company or the relevant Subsidiary Guarantor will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the trustee on behalf of the applicable Holders of Notes that are outstanding on the date of the required payment, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Company, or a Subsidiary Guarantor, as the case may be on behalf of the Holders. The Company and the Subsidiary Guarantors will indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

(i)          any Taxes so levied or imposed by a relevant Tax Jurisdiction and paid by such Holder (or the applicable beneficial owner) as a result of payments made under or with respect to the Notes,

(ii)         any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(iii)        any Taxes (other than Taxes described in Sections 4.19(a)(i)-(vii) above for which Additional Amounts are not required to be paid) imposed with respect to any reimbursement under clause (c)(i) or (ii) above.

In addition to the foregoing, the Company and the Subsidiary Guarantors will also pay and indemnify each Holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Subsidiary Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Subsidiary Guarantee.

(d)         At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or a Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or the relevant Subsidiary Guarantor, as applicable, shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts shall be payable, and the amounts so payable and shall set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date. Whenever in this Indenture there is mentioned, in any context:

(i)          the payment of principal (and premium, if any),

(ii)         purchase prices in connection with a repurchase of Notes,

(iii)         interest, or

(iv)        any other amount payable on or with respect to any of the Notes or any Subsidiary Guarantee,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)         The obligations in this Section 4.19 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or any Subsidiary Guarantor is organized, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes (or any Subsidiary Guarantee) or any political subdivision thereof or therein.

ARTICLE 5.

SUCCESSORS

Section 5.01.         Merger, Consolidation and Sale of Assets.

(a)          The Company shall not merge, consolidate, liquidate, dissolve, wind-up or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(i)          the Company shall be the Surviving Person in such merger, consolidation, liquidation, dissolution, winding-up or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation, liquidation, dissolution, winding-up or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

(ii)         the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(iii)         in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iv)        immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v)         immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (a)(i) of Section 4.09 hereof or (ii) the Consolidated Interest Coverage Ratio of the Company or the Surviving Person, as the case may be, would be equal to or greater than such ratio immediately prior to such transaction; and

(vi)        the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(b)          The Company shall not permit any Subsidiary Guarantor to merge, consolidate, liquidate, dissolve, wind-up or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(i)          the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation, liquidation, dissolution, winding-up or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia;

(ii)         the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture providing for a Subsidiary Guarantee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(iii)        in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iv)        immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clause (v) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v)         immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) the Company would be able to Incur at least $1.00 of additional Debt under clause (a)(i) of Section 4.09 hereof or (ii) the Consolidated Interest Coverage Ratio of the Company would be equal to or greater than such ratio immediately prior to such transaction; and

(vi)        the Company shall deliver, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, with respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(c)          This Section 5.01 shall not prohibit any Subsidiary Guarantor from consolidating with, merging into or transferring all or part of its assets to the Company or any other Canadian or U.S.

Subsidiary Guarantor. In addition, the foregoing provisions (other than clause (iv) in paragraphs (a) and (b) of this Section 5.01) shall not apply to (i) any transactions which constitute an Asset Sale if the Company has complied with Section 4.12 hereof, effective upon consummation of such Asset Sale, with the Company thereafter required to apply any Net Available Cash as so required thereunder and (ii) any transactions which result in the release of a Subsidiary Guarantor as described in Section 10.05 hereof.

Section 5.02.         Successor Corporation Substituted.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

(a)          a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b)          a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01.         Events of Default.

(a)          Each of the following is an “Event of Default”:

(i)            failure to make the payment of any interest (including Additional Amounts) on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(ii)           failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(iii)          failure to comply with the provisions of Section 5.01 hereof and such failure continues for a period of 30 days;

(iv)         failure to make a Change of Control Offer pursuant to Section 4.16 hereof;

(v)          failure to make an Asset Sale Offer pursuant to Section 4.12 hereof, and such failure continues for 30 days after written notice is given to the Company as provided below;

(vi)         failure to comply with the provisions of Section 4.03 hereof and such failure continues for a period of 120 days after written notice is given to the Company as provided below;

(vii)        failure to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii), (iv), (v) or

(vi)) and such failure continues for 60 days after written notice is given to the Company as provided below;

(viii)          a default under any Debt for money borrowed by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $75.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration;

(ix)          any judgment or judgments for the payment of money in an aggregate amount in excess of $75.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (net of any amounts that are reduced by insurance or bonded) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(x)          the Company or any of its Significant Subsidiaries:

(A)        commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)          consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding-up;

(C)          consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)          makes a general assignment for the benefit of its creditors;

(E)          admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

(F)          seeks a stay of proceedings against it or proposes or gives notice of intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law;

(xi)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; or

(B)          appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries;

(C)          orders the liquidation dissolution or winding-up of the Company or any of its Significant Subsidiaries; or

(D)          orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any of its Significant Subsidiaries or any group of subsidiaries that when taken together would constitute Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(xii)        Certain events involving bankruptcy, insolvency, or reorganization of the Company or any Significant Subsidiary (“the bankruptcy provisions”); and

(xiii)       any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or this Indenture) or any Subsidiary Guarantor of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, denies or disaffirms its obligations under its Subsidiary Guarantee.

A Default under clause (v), (vi), (vii) or (viii) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.02.         Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(x) or (xi)) shall have occurred and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section (x) or (xi) of Section 6.01 hereof, such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel that declaration and its consequences if:

(a)          the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)          all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

(c)          to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)          the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)          in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(x) or (xi), the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

In the case of an Event of Default occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15, 2017, by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding the prohibition on redemption of the Notes prior to July 15, 2017, then the premium specified in Section 3.07 will also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.03.         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.         Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) any then existing or potential Default and its consequences, except a default in the payment of the principal of or interest on any Notes. In the event of any Event of Default specified in clause (a)(vii) of Section 6.01 hereof, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

(a)          the Debt that is the basis for the Event of Default has been discharged;

(b)          the holders of that Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

(c)          if the default that is the basis for such Event of Default has been cured.

When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.05.         Control by Majority.

Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.06, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

Section 6.06.         Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)          such Holder has previously given to the Trustee written notice of a continuing Event of Default,

(b)          Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered indemnity to the Trustee to institute such proceeding as trustee, and

(c)          the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that any such compensation, expenses and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01.         Duties of Trustee.

(a)          If an Event of Default which the Trustee has, or is deemed to have, notice hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)         the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         this paragraph does not limit the effect of paragraph (b) of this Section;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)          Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any prospectus or other disclosure material distributed with respect to the Notes.

Section 7.02.         Rights of Trustee.

(a)          The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. Any facsimile or portable document format signature of any Person on a document required or permitted in this Indenture to be delivered to the Trustee shall constitute a valid and binding execution thereof by such Person.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided, however that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture and, in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(h)          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

(i)          The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(j)          The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(k)          The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the defeasance or discharge of this Indenture and final payment of the Notes.

(l)          The right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(m)          The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)          In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)          The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03.         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must comply with applicable legislation. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.9 hereof.

Section 7.04.         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate.

Section 7.05.         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including reasonable incidental and out-of-pocket expenses and reasonable attorneys' fees

(“losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.06) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel, if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Notwithstanding the forgoing, the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee and caused by the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(x) or (a)(xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07.         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time upon 30 days prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)          the Trustee fails to comply with Section 7.9 hereof;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.9 hereof, such Holder may petition any court of competent jurisdiction, at the expense of the Company, for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.06 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08.         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.09.         Eligibility; Disqualification.

Any Trustee and any new Trustee appointed under any provision of this Article 7 will be a company to which the Trust and Loan Companies Act (Canada), or any statute hereafter enacted in substitution therefor, including as such Act or substituted statute may be amended from time to time, applies or an incorporated body authorized to carry on business as a trustee in the Province of Quebec.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the applicable conditions set forth below in this Article 8.

Section 8.02.         Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the applicable conditions set forth in

Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a), (b), (c) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and the payment terms of the Notes, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.09 through 4.17 hereof, and the operation of Sections 5.01(a)(iv) and (a)(v) and Sections 5.01(b) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the applicable conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (a)(iii), (a)(iv), (a)(v), (a)(vi), (a)(vii) (with respect to the covenants contained in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.09 through 4.17 hereof), (a)(viii), (a)(ix), (a)(x), (a)(xi) or (a)(xii) (but in the case of (a)(x) and (a)(xi) of Section 6.01 hereof, with respect to Significant Subsidiaries only) or because of the Company’s failure to comply with clauses (a)(iv), (a)(v), (b) of Section 5.01.

Section 8.04.         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)          the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders of the Notes, cash in Canadian dollars, Canadian Government Obligations, or a combination of cash in Canadian dollars and Canadian Government Obligations for the payment of principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to such redemption date;

(b)          the Company, if required by the Trustee, delivers to the Trustee a certificate from a firm of independent public accountants of recognized international standing expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Canadian Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and accrued and unpaid interest when due on all the Notes to maturity or redemption, as the case may be;

(c)          no Default or Event of Default has occurred and is continuing as of the date of such deposit of funds with the Trustee and after giving effect thereto;

(d)          in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(e)          in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax (including withholding tax) purposes as a result of such Legal Defeasance and will be subject to Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(f)          in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax or Canadian federal, provincial or territorial income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax or Canadian federal, provincial or territorial income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(g)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(h)          the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(i)          the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with; and

(j)          notwithstanding the foregoing, the Opinion of Counsel required by clause (d) above with respect to Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable on the maturity date within one year or (C) as to which a redemption notice has been or will be given calling the Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05.         Deposited Cash and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and Canadian Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Canadian Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or Canadian Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.         Repayment to Company.

Any cash or Canadian Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Globe and Mail (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07.         Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or Canadian Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)          cure any ambiguity, omission, defect or inconsistency;

(b)          provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture;

(c)          provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d)          add additional Subsidiary Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted under this Indenture;

(e)          make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(f)          provide for the issuance of Additional Notes in accordance with this Indenture;

(g)          make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA or other applicable trust indenture legislation; and

(h)          to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section in the Offering Memorandum to the extent that such provision therein is intended to be a substantially verbatim recitation of a provision in this Indenture or the Notes.

Section 9.02.         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes) or compliance with any provision of this Indenture or the Notes (except for certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder affected (whether in the aggregate holding a majority in principal amount of Notes or not), an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)          reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)          reduce the rate of or change the time for payment of interest on any Notes;

(c)          reduce the principal of or change the Stated Maturity of any Notes or change the date on which any Notes may be subject to redemption or repurchase (which excludes minimum notice requirements), or reduce the redemption or repurchase price for those Notes (except, in the case of repurchases, as would otherwise be permitted under clauses (g) and (j) hereof);

(d)          make any Note payable in money other than that stated in the Note and this Indenture;

(e)          impair the right of any Holder to receive payment of principal, premium and interest on that Holder’s Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder’s Notes or any Subsidiary Guarantee;

(f)          reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed (which excludes modifying minimum notice requirements), as described in Sections 3.07 and 4.19 hereof;

(g)         after the Company’s obligation to purchase the Notes arises under Section 4.16 hereof, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer;

(h)         subordinate the Notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor (for the avoidance of doubt, the granting of a security interest in any Property shall not constitute a subordinated interest);

(i)          make any change to this Indenture or the Notes that would result in the Company or any Subsidiary Guarantor being required to make any withholding or deduction from payments made under or with respect to the Notes (including payments made with pursuant to any Subsidiary Guarantee);

(j)          make any change in the provisions of this Article 9 which require the consent of each Holder;

(k)          make any change in the provisions of Section 4.19 hereof that adversely affects the rights of any Holder or amend the terms of the Notes or this Indenture in a way that would result in a loss to any Holder of an exemption from any of the Taxes described thereunder;

(l)          at any time after the Company is obligated to make an Asset Sale Offer pursuant to Section 4.12 hereof, change the time at which such offer to purchase must be made or at which the Notes must be repurchased pursuant thereto; or

(m)         make any change in any Subsidiary Guarantee that would adversely affect the rights of Holders to receive payments under the Subsidiary Guarantee, other than any release of a Subsidiary Guarantor in accordance with the provisions of this Indenture.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any waiver or supplemental indenture. If a record date is fixed, the Holders on such waiver or record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver to the Holder of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Section 9.03.         Compliance with Trust Indenture Legislation.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the legislation then in effect.

Section 9.04.         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (notwithstanding that it may become operative at a later date, whether upon the satisfaction of certain conditions or otherwise). An amendment, supplement or waiver becomes effective (notwithstanding that it may become operative at a later date, whether upon the satisfaction of certain conditions or otherwise) in accordance with its terms and thereafter binds every Holder.

Section 9.05.         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter certified. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Written Order, certify new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.         Trustee to Sign Amendments, etc.

In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) such amended or supplemental indenture is the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and (iii) such amended or supplemental indenture complies with the provisions hereof (including Section 9.03); provided, however, that such Opinion of Counsel need not address the matters set forth in clause (ii) above in connection with any supplemental indenture executed and delivered to the Trustee the sole purpose of which is to add an additional Subsidiary Guarantor pursuant to Section 4.17 hereof. The Trustee may, but shall not be obligated to, sign any amended or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture.

ARTICLE 10.

SUBSIDIARY GUARANTEES

Section 10.01.        Subsidiary Guarantees.

Subject to this Article 10, each of the Subsidiary Guarantors hereby unconditionally guarantees to each Holder of a Note certified and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule; (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees and, (i) the benefit of division and discussion. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05 hereof, each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02.       Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or Canadian federal or provincial law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under the Credit Facility, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.       Evidence of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

Each Person that is required to become a Subsidiary Guarantor after the Issue Date pursuant to Section 4.17 of this Indenture shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto which subjects such Person to the provisions of this Indenture as a guarantor of the Notes.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee certifies the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.04.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

(a)          subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture under this Indenture, the Subsidiary Guarantee; or

(b)          the Subsidiary Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05.   Releases Following Sale or Other Disposition of Assets.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then (1) such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee and (2) the corporation acquiring the property (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all or substantially all of the assets of such Subsidiary Guarantor) shall not be required to deliver a Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12 hereof to the extent applicable, if applicable (provided that such opinion shall not, to the extent Section 4.12 is applicable, address the required application of Net Available Cash, if any), the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01.   Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)           either:

(i)          all Notes that have been previously certified (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)          all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee solely for the benefit of the Holders, cash in Canadian dollars, Canadian Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a redemption date, and the amount required to pay and discharge the entire Debt on the Notes with certainty, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed sufficient to make such payment and discharge on the redemption date, in the good faith determination of the Company as set forth in an Officers’ Certificate);

(b)           the Company has paid or caused to be paid all other sums payable by it under this Indenture; and

(c)           the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02.   Deposited Cash and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all cash and Canadian Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the

Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03.   Repayment to Company.

Any cash or Canadian Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Globe and Mail (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

ARTICLE 12.

MISCELLANEOUS

Section 12.01.   Trust Indenture Legislation.

In this Article 12, the term “Applicable Legislation” means the provisions, if any, of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of bodies corporate, issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement will prevail.

The Company, the Trustee and each Holder agree that each will at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation, as applicable.

Section 12.02.   Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or a Subsidiary Guarantor:

Cascades Inc.

404 Marie-Victorin Blvd.

P.O. Box 30

Kingsey Falls, Québec

Canada J0A 1B0

Attention: Chief Financial Officer

Facsimile No.: (819) 363-5155

With a copy to:

Jones Day

222 East 41st Street

New York, New York 10017

Attention: J. Eric Maki, Esq.

Facsimile No.: (212) 755-7306

-and-

Dentons Canada LLP

1 Place Ville-Marie

39th Floor

Montreal, Québec H3B 4M7

Attention: Charles R. Spector

Facsimile No.: (514) 866-2241

If to the Trustee:

Computershare Trust Company of Canada

1500 University Street, Suite 700

Montreal, Quebec H3A 3S8

Attention: General Manager, Corporate Trust Department

Facsimile No.: (514) 982 7677

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if via facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be delivered to the facilities of CDS or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)          an Officers’ Certificate (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.04.   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of Applicable Legislation and shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.05.   Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06.   No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of

Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07.   Governing Law; Waiver of Jury Trial.

This Indenture and the Notes will be construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein and will be treated in all respects as Quebec contracts.

Section 12.08.   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09.   Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10.   Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.11.   Attorn to Jurisdiction.

The Company irrevocably attorn to the jurisdiction of the courts of the Province of Québec. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the Province of Québec, or that such suit, action or proceeding brought in the courts of the Province of Québec was brought in an inconvenient court and agrees not to plead or claim the same.

Section 12.12.   Conversion of Currency.

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a)          If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(b)          If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(c)          In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars or Canadian Dollars, as the case may be, due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(d)          The obligations contained in Subsections (a)(ii) and (b) of this Section 12.12 shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise any of them. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(e)          The term “rate(s) of exchange” shall mean the noon buying rate for cable transfers as certified for customs purposes by the Bank of Canada between the Base Currency and judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(f)          The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.12.

Section 12.13.   Currency Equivalent.

Except as provided in Section 12.12 hereof, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the noon buying rate for cable transfers confirmed for customs purposes by the Bank of Canada between the First Currency and Other Currency on the date of determination.

Section 12.14.   Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15.   Table of Contents, Headings, etc.

The Table of Contents, Cross Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16.   Anti-Money Laundering

The parties hereto acknowledge that the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of applicable anti-money laundering, anti-terrorist and economic sanctions legislation, regulation or guideline.

Section 12.17.   Language.

The parties hereto have required that this Indenture and all documents and notices related hereto and/or resulting herefrom be drawn up in English only.

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rédigés en langue anglaise seulement.

[Signatures on following page]

Dated as of June 19, 2014

COMPANY:

CASCADES INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Vice President, Legal Affairs and
Corporate Secretary

GUARANTORS:

7251637 CANADA INC.
7678169 CANADA INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES TRANSPORT INC.
CASCADES TRANSPORT CABANO INC..

By:	/s/ Jerome Nadeau
	Name:	Jerome Nadeau
	Title:	Secretary

CASCADES CANADA ULC
CASCADES GIE INC.
CASCADES PAPERBOARD INTERNATIONAL INC.
CASCADES TENDERCO INC.
KINGSEY FALLS INVESTMENTS INC.

By:	/s/ Robert F. Hall
	Name:	Robert F. Hall
	Title:	Secretary

CASCADES MARITIME INC. (fka Cascades
South America Inc.).

By:	/s/ Lucie-Claude Lalonde
	Name:	Lucie-Claude Lalonde
	Title:	Secretary

CASCADES ENERGY ACTION INC.
CASCADES ENVIROPAC HPM LLC
CASCADES HOLDING US INC.
CASCADES MOULDED PULP, INC.
CASCADES PLASTICS INC.
CASCADES SPG SALES INC.
CASCADES TISSUE GROUP – ARIZONA INC.
CASCADES TISSUE GROUP – IFC
DISPOSABLES INC.
CASCADES TISSUE LLC
CASCADES TISSUE GROUP – NEW YORK INC.
CASCADES TISSUE GROUP – SALES INC.
CASCADES TISSUE GROUP – TENNESSEE INC.
CASCADES USA INC.
NORAMPAC EXPORT SALES CORP.
NORAMPAC FINANCE US INC.
NORAMPAC INDUSTRIES INC.
NORAMPAC NEW ENGLAND INC.
NORAMPAC NEW YORK CITY INC.
NORAMPAC SCHENECTADY INC.

By:	/s/ Sal Sciarrino
	Name:	Sal Sciarrino
	Title:	Vice President

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF
CANADA, as Trustee and not in its personal capacity

By:	/s/ Sophie Brault
	Name:	SOPHIE BRAULT
	Title:	Corporate Trust Officer

By:	/s/ Benjamin van de Werve
	Name:	Benjamin van de Werve
	Title:	Gestionnaire fiduciaire
Corporate Trust Officer

EXHIBIT A

(Face of Note)

5.50% Senior Notes due 2021

CUSIP 144A: 146900AN5

ISIN 144A: CA146900AN56

CUSIP REG S: 146900AP0

ISIN REG S: CA146900AP05

No. ___	$_____________

CASCADES INC.

promises to pay to ___________________ or registered assigns, the principal sum of _________________ Canadian Dollars (C$______________) on July 15, 2021

Interest Payment Dates: January 15 and July 15, commencing January 15, 2015.

Record Dates: January 1 and July 1

Dated: ________________

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually, by facsimile or by portable document format by its duly authorized officer.

CASCADES INC.

By:
Name:
Title:

This is one of the [Global] Notes referred

to in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Trustee and not in its personal capacity

By:
Authorized Signatory

By:
Authorized Signatory

Dated : __________________

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(Back of Note)

5.50% Senior Notes due 2021

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Canadian Resale Legend, if applicable pursuant to the terms of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          Interest. Cascades Inc., a company organized under the Laws of the Province of Québec, Canada (the “Company”), promises to pay interest on the principal amount of this Note at 5.50% per annum until maturity. The Company shall pay interest semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is certified between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of January 15 or July 15 to occur after the date of issuance, unless such January 15 or July 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of January 15 or July 15 to occur after the date of issuance; such that if the date of issuance is June 19, 2014, the first interest payment will be on January 15, 2015 and will be a long coupon in an amount equal to $31.5684932 per $1,000.00 principal amount of the Notes and thereafter, semi-annual interest payments will be in an amount equal to $27.50 per $1,000 principal amount of the Notes. The Company shall pay interest on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of 365 day year payable in equal semi-annual payments.

2.          Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts.

3.          Paying Agent and Registrar. Initially, Computershare Trust Company of Canada, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

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4.          Indenture. The Company issued the Notes under an Indenture dated as of June 19, 2014 (“Indenture”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the provisions of the Indenture, as it may be amended or supplemented, the provisions of the Indenture shall govern and be controlling.

5.          Optional Redemption.

(a)          The Company may choose to redeem the Notes at any time. If it does so, it may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. To redeem the Notes prior to July 15, 2017, the Company must pay a redemption price equal to the greater of:

(i)        100% of the principal amount of the Notes to be redeemed, and

(ii)         the sum of the present values of (1) the redemption price of the Notes at July 15, 2017 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to July 15, 2017 but excluding accrued and unpaid interest to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 365-day year using the actual number of days in the period), at the Government of Canada Rate (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any notice to Holders of Notes of such a redemption will include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date.

(b)          Beginning on July 15, 2017, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture, at the redemption prices set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price

2017	104.125%
2018	102.750%
2019	101.375%
2020 and thereafter	100.000%

(c)          In addition, at any time and from time to time, prior to July 15, 2017, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including Additional Notes) with the proceeds of one or more Qualified Equity Issuances, at a redemption price equal to 105.50% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to

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any such redemption, at least 65% of the aggregate principal amount of the Notes (including Additional Notes) remains outstanding. Any such redemption shall be made within 180 days of such Qualified Equity Issuance upon not less than 30 days’ nor more than 60 days’ prior notice.

(d)          The Company may at any time redeem, in whole but not in part, the outstanding Notes (upon giving notice in accordance with the Indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, the Company has become or would become obligated to pay any Additional Amounts in respect of the Notes, and the Company cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced and is effective on or after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).

(e)          Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

(f)          Notwithstanding the foregoing, the Company may elect to effect any optional redemption directly or through a Restricted Subsidiary.

6.          Mandatory Redemption. Except as set forth in Sections 4.12 and 4.16 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.          Repurchase at Option of Holder.

(a)        Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the purchase date (subject to the right of Holders on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date). Each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to such offer.

(b)          Any Net Available Cash from Asset Sales that is not applied as provided in Section 4.12(b) of the Indenture will constitute Excess Proceeds (“Excess Proceeds”). When the aggregate amount of Excess Proceeds exceeds $150.0 million (not taking into account income earned on such Excess Proceeds, if any), the Company shall commence an offer to all Holders by applying the Allocable Excess Proceeds (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Net Available Cash at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Net Available Cash, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of

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Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.          Notice of Redemption. Notice of redemption shall be mailed or delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.          Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.         Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

11.         Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each affected Holder (whether in the aggregate holding a majority principal amount of Notes or not) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional Subsidiary Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or other applicable trust indenture legislation, to provide for the issuance of Additional Notes or to conform the text of the Indenture or this Note to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision is intended to be a substantially verbatim recitation of a provision in the Indenture or this Note.

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12.         Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (i) failure to make the payment of any interest (including Additional Amounts) on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with the provisions of Section 5.01 of the Indenture and such failure continues for a period of 30 days; (iv) failure to make a Change of Control Offer pursuant to Section 4.16 of the Indenture; (v) failure to make an Asset Sale Offer pursuant to Section 4.12 of the Indenture and such failure continues for 30 days after written notice is given to the Company as provided below; (vi) failure to comply with the provisions of Section 4.03 of the Indenture and such failure continues for a period of 120 days after written notice is given to the Company as provided below; (vii) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii), (iii), (iv), (v), (vi) or (vii)) and such failure continues for 60 days after written notice is given to the Company as provided below; (viii) a default under any Debt for money borrowed by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $75.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled within ten Business Days after the date of such acceleration; (ix) any judgment or judgments for the payment of money in an aggregate amount in excess of $75.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied (net of any amounts that are reduced by insurance or bonded) or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; (x) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries described in Section 6.01(a)(x) and 6.01(a)(xi) of the Indenture; and (xi) any Subsidiary Guarantee of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor of one or more Subsidiary Guarantors, which by themselves or taken together would constitute a Significant Subsidiary, denies or disaffirms its obligations under its Subsidiary Guarantee.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and subject to the proviso contained in Section 4.04(c) of the Indenture the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.         Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal

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with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.         No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

15.         Certification. This Note shall not be valid until certified by the manual signature of the Trustee or an authenticating agent.

16.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.         CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Cascades Inc.

404 Marie-Victorin Blvd.

P.O. Box 30

Kingsey Falls, Québec

Canada J0A 1B0

Attention: Chief Financial Officer

18.         Governing Law. Note will be construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein and will be treated in all respects as a Quebec contract.

19.         Language. The parties hereto have required that this Note and all documents and notices related hereto and/or resulting herefrom be drawn up in English only.

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rédigés en langue anglaise seulement.

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.16 of the Indenture, check the box below:

☐	Section 4.12

☐	Section 4.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $__________________.

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social insurance or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the Note)

Signature Guarantee:

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease (or	Trustee or Note
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cascades Inc.

404 Marie-Victorin Blvd.

P.O. Box 30

Kingsey Falls, Québec

Canada J0A 1B0

Attention: Chief Financial Officer

Computershare Trust Company of Canada

1500 University Street, Suite 700

Montreal, Quebec H3A 3S8

Attention: General Manager, Corporate Trust Department

Facsimile No.: (514) 982 7635

Re:   5.50% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of June 19, 2014 (the “Indenture”), among Cascades Inc., as issuer (the “Company”), the Guarantors party thereto and Computershare Trust Company of Canada, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          ☐         Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest in the Global Note or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest in the Global Note or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and applicable securities laws of any other applicable jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Global Note or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.          ☐         Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the

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Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.          ☐         Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐         such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          ☐         such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)          ☐         such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          ☐         Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)          ☐         Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)          ☐         Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in

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compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          ☐         Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and the securities laws of any other applicable jurisdiction and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.          The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)        ☐          a beneficial interest in the:

(i)        ☐          144A Global Note (CUSIP _________), or

(ii)       ☐          Regulation S Global Note (CUSIP _________); or

(b)       ☐           a Restricted Definitive Note.

2.          After the Transfer the Transferee will hold:

[CHECK ONE OF (a) OR (b) OR (c)]

(a)        ☐          a beneficial interest in the:

(i)        ☐          144A Global Note (CUSIP _________), or

(ii)       ☐          Regulation S Global Note (CUSIP _________), or

(iii)      ☐          Unrestricted Global Note (CUSIP _________); or

(b)       ☐          a Restricted Definitive Note; or

(c)        ☐         an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cascades Inc.

404 Marie-Victorin Blvd.

P.O. Box 30

Kingsey Falls, Québec

Canada J0A 1B0

Attention: Chief Financial Officer

Computershare Trust Company of Canada

1500 University Street, Suite 700

Montreal, Quebec H3A 3S8

Attention: General Manager, Corporate Trust Department

Facsimile No.: (514) 982 7635

Re:   5.50% Senior Notes due 2021

Reference is hereby made to the Indenture, dated as of June 19, 2014 (the “Indenture”), among Cascades Inc., as issuer (the “Company”), the Guarantors party thereto and Computershare Trust Company of Canada, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)          ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)          ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)          ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)          ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)          ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)          ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [__________], 20[ ], among [●] (the “Guaranteeing Subsidiary”), Cascades Inc., a corporation organized under the laws of the Province of Quebec, Canada (the “Company”), and Computershare Trust Company of Canada, as Trustee under the Indenture referred to below.

W I T N E S S ET H:

WHEREAS, each of the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of June 19, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of its 5.50% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Subsidiary Guarantors, all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2. Subsidiary Guarantee. The Guaranteeing Subsidiary agrees to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to

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Article 10 of the Indenture on a senior basis and this Supplemental Indenture shall constitute evidence of the Guaranteeing Subsidiary’s Subsidiary Guarantee.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to the Guaranteeing Subsidiary, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Quebec.

SECTION 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5. Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter certified and delivered shall be bound hereby.

SECTION 3.7. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.8. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.9. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

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SECTION 3.10. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.11. Language. The parties hereto have required that this Indenture and all documents and notices related hereto and/or resulting herefrom be drawn up in English only. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rédigés en langue anglaise seulement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CASCADES INC.

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY],
as the Guaranteeing Subsidiary

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF
CANADA, as Trustee and not in its personal capacity

By:
Name:
Title:

By:
Name:
Title:

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